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Exhibit 4.5

                            REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into the 5th day of January, 1998, by and between CROSS-CONTINENT AUTO RETAILERS, INC., a Delaware corporation (the "Company"), and The Chaisson Family Trust R-501 (the Stockholder").

                                     INTRODUCTION

     In accordance with the Amended and Restated Stock Purchase Agreement dated November 1, 1997, as amended to the date hereof (the "Stock Purchase Agreement"), by and among the Company, the Stockholder, and JRJ Investments, Inc., the Stockholder is being issued shares of restricted common stock, par value $.01 per share, of the Company (the "Common Stock") in connection with the consummation of the transactions contemplated thereby.

     As a condition to the consummation of the transactions contemplated by the Stock Purchase Agreement, the Company and the Stockholder are entering into this Agreement.

     The parties hereto agree as follows:

1.   DEFINITIONS.   As used herein, the following terms have the following
     respective meanings:

     "Commission" means the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Distribution Period" means (a) in the case of a distribution of Registrable Shares in a firm commitment underwritten public offering, the period of time as each underwriter has completed the distribution of all securities purchased by it, but in any case not more than thirty (30) days, or (b) in the case of any other distribution of Registrable Shares, the period ending on the earlier of (i) the sale of all Registerable Shares covered by such registration, or (ii) twenty-one (21) days following the effective date of the registration statement utilized in connection with such registration under the Securities Act.

     "Registrable Shares" means the shares of Common Stock issued to the Stockholder pursuant to the Stock Purchase Agreement, including any additional shares issued as a stock dividend thereon or any shares issued as the result of a stock split (including reverse stock split), recapitalization, reorganization, stock exchange or other combination).

     "Securities Act" means the Securities Act of 1933, as amended.

2.   INCIDENTAL REGISTRATION.

     a. If the Company proposes to register any Common Stock under the Securities Act (other than on Forms S-4, S-8 or any other form which does not permit registration of

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          securities by selling stockholders for sale to the public for cash) in connection with the proposed offer and sale for cash either for its own account or on behalf of any holder of Common Stock, it will give prompt written notice to the Stockholder of its intention to do so. Upon the Stockholder's written request to the Company, given within twenty (20) days after receipt of any such notice, to register any of such Stockholder's Registrable Shares, the Company will use reasonable efforts to cause the Registrable Shares as to which registration shall have been so requested to be included in the shares of Common Stock to be covered by the registration statement proposed to be filed by the Company; provided that nothing set forth in this Agreement shall prevent the Company from, at any time, withdrawing, abandoning or delaying any registration of such Common Stock.

     b. The Company shall have the sole right to select the underwriter or underwriters for any underwritten offering, including (without limitation) the managing underwriter. The managing underwriter for such offering shall have the authority, in its sole discretion, to reduce the number of Registrable Shares to be included in such registration if and to the extent that it advises the Company in writing that in its opinion that inclusion of such Registrable Shares would adversely affect the marketing of the other Common Stock to be sold thereunder or would limit the number of shares of Common Stock to be included in such registration by the Company. Any such reduction in the shares included in any such offering shall be effected (i) first, by excluding (A) shares ("Piggyback Shares") of Common Stock that otherwise would be included by virtue of incidental or piggyback registration rights (but not demand registration rights) granted to stockholders of the Company (including the Stockholder), and (B) shares ("Executive shares") of Common Stock that are beneficially owned by Bill Gilliland or Robert W. Hall and that otherwise would be included, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock so requested to be registered in such offering by all such stockholders proposing to sell Piggyback Shares or Executive Shares, and (ii) second, only to the extent necessary and after the exclusion of all Piggyback Shares and Executive Shares, by excluding shares of Common Stock included in such registration by the Company and any stockholder of the Company who shall have exercised a demand registration right in connection with such offering, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock proposed to be registered on behalf of the Company and on behalf of any such holder of demand registration rights, unless the Company and the holder of such demand registration rights otherwise agree.

     c. On any offering that is not underwritten, the Company shall have the authority, in its sole discretion, to reduce the number of Registrable Shares to be included in such registration if and to the extent that it, in good faith, determines that inclusion of such Registrable Shares would adversely affect the marketing of the other Common Stock to be sold thereunder or would limit the number of shares of Common Stock to be included in such registration by the Company. Any such reduction in the shares included in any such offering shall be effected (i) first, by excluding Piggyback Shares and Executive Shares, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock so requested to be registered in such offering


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          by all such stockholders proposing to sell Piggyback Shares or
          Executive Shares, and (ii) second, only to the extent necessary and after the exclusion of all Piggyback Shares and Executive Shares, by excluding shares of Common Stock included in such registration by the Company and any stockholder of the Company who shall have exercised a demand registration right in connection with such offering, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock proposed to be registered on behalf of the Company and on behalf of any such holder of demand registration rights, unless the Company and the holder of such demand registration rights otherwise agree.

     d. If any registration pursuant to this Section 2 shall be underwritten, in whole or in part, the Company or the managing underwriter or underwriters may require that the Registrable Shares requested for inclusion pursuant to this Section 2 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

3.   PREPARATION AND FILING.   If and whenever the Company is under an
     obligation pursuant to the provisions of Section 2 to effect the registration of any Registrable Shares, the Company shall, as expeditiously as practicable:

     a. prepare and diligently pursue the filing with the Commission of a registration statement with respect to such securities and use reasonable efforts to cause such registration statement to become and remain effective for the Distribution Period, but no longer;

     b. notify Stockholder of the effectiveness of the registration statement and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the Distribution Period, but no longer;

     c. furnish to the Stockholder such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Stockholder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Shares;

     d. use reasonable efforts to register or qualify the Registrable Shares covered by such registration statement under the securities or "blue sky" laws of such states as the Stockholder shall reasonably request (provided, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified) and do any and all other acts or things which may be necessary or advisable to enable the Stockholder to consummate the public sale or other disposition in such jurisdictions of such securities;

     e. notify the Stockholder at any time during the Distribution Period when a prospectus relating thereto covered by such registration statement is required to be delivered under

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          the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of such Stockholder, prepare and furnish to such Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

     f. use reasonable efforts to furnish, at the request of the Stockholder on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to
          Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, stating that such registration statement has become effective under the Securities Act and that (A) to the best of such counsel's knowledge, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement thereof, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (except no opinion or statement is required regarding financial statements and other financial and statistical data), and (C) to such other matters as may reasonably be requested by counsel for the underwriters, if any, and
          (ii) a letter dated such date, from the independent certified public accountants of the Company, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters with respect to the registration in respect of which such letter is being given as such underwriters, if any, may reasonably request.

     g. cause all included Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed, and, if not so listed, to be listed on the NASD automated quotation system;

     h. provide a transfer agent and registrar for all included Registrable Shares not later than the effective date of such registration statement;

     i. enter into such customary agreements, take all such other actions, and cause the

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          Company's officers, directors, employees and independent
          accountants to supply all information as Stockholder may reasonably request in order to expedite or facilitate the disposition of the registered Registrable Shares;

     j.   comply with all applicable rules and regulations of the Commission;
          and

     k. in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction, the Company shall use reasonable efforts to promptly obtain the withdrawal of such order.

Notwithstanding anything to the contrary contained herein, the Company shall have the right to deregister any Registerable
Shares that remain unsold at the conclusion of any Distribution
Period.

4.   STOCKHOLDER'S LOCK-UP; COOPERATION.   If any Registrable Shares of the
     Stockholder are included in an underwritten registration pursuant to
     Section 2, the Stockholder, as a condition to receiving the rights granted hereunder, may be required to, and if required the Stockholder shall, enter into an agreement with the managing underwriter or underwriters (a "Lock-up Agreement"), pursuant to which such Stockholder shall refrain from selling any shares of Common Stock not included in such registration during the Distribution Period and for a period of up to 180 days following the effective date of such registration; provided, however, that such Lock-up Agreement shall not restrict such Stockholder from selling such shares for a period longer than that imposed upon Bill Gilliland or Robert W. Hall pursuant to a similar lock-up agreement entered into by Bill Gilliland or Robert W. Hall in connection with such distribution of Common Stock. In connection with each registration pursuant to Section 2 hereof, the Stockholder selling Registrable Shares shall furnish in writing to the Company and any underwriter participating in such offering such information with respect to themselves and the proposed distribution by them as shall be reasonably necessary in order to assure compliance with Federal and applicable state securities laws.

5.   UNDERWRITING AGREEMENT.   In connection with each registration pursuant to
     Section 2 covering an underwritten public offering, the Company and the Stockholder agree to enter into a written agreement with the managing underwriter or underwriters in such form and containing such provisions as are usual and customary in the securities business for such an arrangement between reputable underwriters and companies of the Company's size and investment stature; provided that such agreement shall not contain any such provision applicable to the Company or the Stockholder which is inconsistent with the provisions of this Agreement; and provided, further, that the time and place of the closing under said underwriting agreement shall be as mutually agreed upon between the Company and such managing underwriter.

6.   EXPENSES.    With respect to each registration pursuant to Section 2
     hereof, the Company shall bear the following fees, costs and expenses: all registration and filing fees, fees of the

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     National Association of Securities Dealers, Inc., printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of the securities included in such registration (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, and all reasonable legal fees and disbursements and other reasonable expenses of complying with state securities or blue sky laws of any jurisdiction in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for the Stockholder, underwriting discounts and commissions and transfer taxes relating to the Registrable Shares included in the offering by the Stockholder, and any other expenses incurred by the Stockholder not expressly included above, shall be borne by such Stockholder.

     7.   INDEMNIFICATION.

     a. In the event of any registration of any Registrable Shares under the Securities Act pursuant to this Agreement or registration or qualification of any Registrable Shares under state securities or "blue sky" laws pursuant to this Agreement, the Company shall indemnify and hold harmless the Stockholder, its trustees, beneficiaries, agents, and consultants against any losses, claims, damages or liabilities, joint or several, to which the Stockholder or such other person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registrable Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or any document prepared or furnished by the Company incident to the registration or qualification of any Registrable Shares pursuant to this Agreement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Company of the Securities Act or state securities or "blue sky" laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration or qualification under such state securities or "blue sky" laws; and shall reimburse the Stockholder or such other person for any legal or any other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the Company shall not be liable (i) in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, any preliminary prospectus or final prospectus or any amendment or supplement or any document incident to the registration or qualification of any Registrable Shares pursuant to this Agreement in reliance upon and in conformity with written information furnished to the Company by the Stockholder, or other person on behalf of the Stockholder, or such underwriter specifically for use in the preparation thereof, and (ii) to any broker or other person acting on behalf of such Stockholder to

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          the extent that any such loss, claim, damage or liability arises out of or is based upon any representation or other statement of such broker or other person that is not in conformity with the preliminary prospectus or final prospectus.

     b. Stockholder hereby indemnifies and holds harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act; and, before Registrable Shares held by such Stockholder shall be included in any registration pursuant to this Agreement, any underwriter acting on such Stockholder's behalf shall agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall sign such registration statement and any person who controls the Company within the meaning of the Securities Act (in each case in the same manner and to the same extent as set forth in (a) above) with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such Stockholder specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided that the maximum amount of liability in respect of such indemnification shall be limited, in the case of the Stockholder who, at any time during the registration or the year preceding the registration, was not an officer or director of the Company or any of its subsidiaries, to the amount paid for such Registrable Shares upon the sale thereof pursuant to such registration.

     c. Each party entitled to indemnification hereunder (the "indemnified party") shall give notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party (at its expense) to assume the defense of any claim or any litigation resulting therefrom; provided that counsel for the indemnifying party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the indemnified party, and the indemnified party may participate in such defense, but only at such indemnified party's expense; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 7 except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged as a result of the failure to give notice. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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8.   RULE 144 MATTERS.   For so long as the Stockholder holds Registrable
     Shares, or shares of Common Stock that will become Registrable Shares, that may not be sold, without restriction, under Rule 144 under the Securities Act or any successor rule, the Company shall (a) make and keep public information generally available, as those terms are defined in Rule 144 under the Securities Act, and (b) file with the Commission in a timely manner reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended.

9.   REPRESENTATIONS AND WARRANTIES.

     a.   REPRESENTATIONS AND WARRANTIES BY THE COMPANY.   The Company hereby
          represents and warrants to the Stockholder that:

          i. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has duly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

          ii. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Company with any of the provisions hereof will
               (A) conflict with or result in a breach of the charter, by-laws or other constitutive documents of the Company, (B) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which the Company is a party, or by which the Company or the Company's properties or assets may be bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall be obtained before the Closing, (C) violate any law, statute, rule or regulation or order, writ, injunction or decree applicable to the Company or the Company's properties or assets, or (D) result in the creation or imposition of any security interest, lien or other encumbrance upon any of the Company's properties or assets. No consent or approval by, or any notification of or filing with, any person, firm, corporation, partnership, joint venture, association or entity (governmental or private) (each, a "person" and collectively, "persons") is required in connection with the execution, delivery and performance by the Company of this Agreement or the consummation of the transactions contemplated hereby, except as set forth in the Stock Purchase Agreement.

     b.   REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER.   The Stockholder
          represents

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          and warrants to the Company that:

          i. The Stockholder has all requisite power, capacity and authority to enter into this Agreement and to consummate the transactions contemplated hereby and has duly executed and delivered this Agreement. This Agreement constitutes the valid and binding obligation of the Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

          ii. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby nor compliance by the Stockholder with any of the provisions hereof will (A) conflict with or result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, license, franchise, permit, agreement or other instrument or obligation to which the Stockholder is a party, or by which the Stockholder or the Stockholder's properties or assets may be bound or affected, except for such conflict, breach or default to which requisite waivers or consents shall be obtained before the Closing, (B) violate any law, statute, rule, regulation or order, writ, injunction, or decree applicable to the Stockholder or the Stockholder's properties or assets, or (C) result in the creation or imposition of any security interest, lien or other encumbrance upon any property or assets of the Stockholder. No consent or approval by, or any notification of or filing with, any person is required in connection with the execution, delivery and performance by the Stockholder of this Agreement or the consummation of the transactions contemplated hereby, except as set forth in the Stock Purchase Agreement.

10.  TERMINATION OF REGISTRATION RIGHTS.   The Stockholder shall not be entitled
     to execute any registration right provided for in this Agreement after the second anniversary of the date of this Agreement.

11.  MISCELLANEOUS.

     a.   ENTIRE AGREEMENT.   This Agreement constitutes the entire agreement
          between the Company and the Stockholder with respect to the transactions contemplated hereby and supersedes all prior agreements or understandings among the parties with respect thereto.

     b.   HEADINGS.   Descriptive headings are for convenience only and shall
          not control or affect the meaning or construction of any provision of this Agreement.

     c.   NOTICES.   All notices or other communications provided for in this
          Agreement shall be in writing and shall be sent by confirmed telecopy to the telecopy number set forth below (with an undertaking to provide a hard copy) or delivered by hand or sent by overnight courier service prepaid to the address specified below, or to such other

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          telecopy number or address as the party to whom notice is to be given may have furnished to the other party in writing in accordance with this subsection.

               IF TO THE COMPANY:

               Cross-Continent Auto Retailers, Inc.
               1201 S. Taylor
               Amarillo, Texas 79101
               ATTN:  R. Wayne Moore
               Telecopy Number:  806/374-3818

               IF TO THE STOCKHOLDER:

               The Chaisson Family Trust R-501
               40 Innisbrook
               Las Vegas, Nevada 89113
               ATTN:  James J. Chaisson, Sr.
               Telecopy Number:  702/227-0171

               WITH A COPY TO:

               Douglas Crosby, Esq.
               Jones, Jones, Close & Brown
               3773 Howard Hughes Parkway, Third Floor South
               Las Vegas, NV 89109
               Telecopy Number:  702/734-2722
     d.   COUNTERPARTS.   This Agreement may be executed in any number of
          counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     e.   AMENDMENTS.   This Agreement shall not be altered or otherwise amended
          except pursuant to an instrument in writing signed by the Company and the Stockholder.

     f.   TRANSFERABILITY.   The registration and other rights granted to the
          Stockholder hereunder are non-transferable and cannot be assigned or transferred in any manner to any third party without the prior written consent of the Company.

     g.   CHOICE OF LAW.   THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA.


     COMPANY:            CROSS-CONTINENT AUTO RETAILERS, INC.

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                              By:
                                 -------------------------------
                                   Bill Gilliland, Chairman


     STOCKHOLDER:             THE CHAISSON FAMILY
                              TRUST R-501



                              By:
                                 -------------------------------
                                   James J. Chaisson, Sr., Trustee





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